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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 1997

                           AIRSHIP INTERNATIONAL LTD.
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                (Exact name of Registrant as specified in its charter)

                                    New York
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                    (State or other jurisdiction of incorporation)

          0-14646                                                  06-1113228
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  (Commission File Number)                  (I.R.S. Employer Identification No.)

   7380 Sand Lake Road, Suite 350, Orlando, Florida                        32819
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (407) 351-0011

                                 Not Applicable
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          (Former name or former address, if changed since last report)






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ITEM 4.        Change in Registrant's Certifying Accountant.

        Grant Thornton LLP had served as the Company's independent accountants since 1993. As of June 24, 1997, Grant Thornton LLP was dismissed, as a result of the Company's budgetary concerns. There have been no reports issued by the Company's accountants during the two most recent fiscal years and any subsequent interim period through the date of such dismissal. The Company has not, during the two most recent fiscal years and any subsequent interim period through the date of such dismissal, had any disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor has there been a "reportable event" with the former accountant, as described in Items 304(a)(1)(iv) and (v) of Regulation S-K. The principal accountant's report on the financial statements for the year ended December 31, 1993 included a modification paragraph as to uncertainty, including matters giving rise to substantial doubt as to the Company's ability to continue as a going concern.

        Upon recommendation of the Audit Committee of the Board of Directors, the Board has selected Charlie Meeks, C.P.A., P.A. as its new independent accountant with respect to the fiscal years ending December 31, 1994, 1995 and 1996.


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ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)          Exhibits.  The following exhibits are filed herewith:

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Regulation S-K
Exhibit Number:
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(16)   Letter re: change in accountant from Grant Thornton LLP dated July 22, 1997.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Airship International Ltd.





Dated: July 22, 1997                By:    /s/ Louis J. Pearlman
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                                       Louis J. Pearlman, Chairman of the Board,
                                       President and Chief Executive and
                                       Operating Officer







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